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ARMOR HOLDINGS, INC. AND SUBSIDIARIES

        THIS AMENDMENT NO. 2 ("Amendment No. 2") is dated as of November 4, 2003, between Armor Holdings, Inc., a Delaware corporation (the "Company") and Warren B. Kanders ("Kanders"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Letter (defined below).

        WHEREAS, the Company and Kanders are parties to a letter agreement (the "Employment Letter") dated as of January 1, 2002; and

        WHEREAS, the Employment Letter was amended pursuant to a letter agreement dated July 26, 2003 ("Amendment No. 1"); and

        WHEREAS, the Company and Kanders desire to further amend the Employment Letter, as amended by Amendment No.1, in accordance with the terms hereof.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

        1. Clause (i) of the penultimate paragraph of Amendment No. 1 is hereby deleted in its entirety, and the following is substituted in lieu thereof:

                "(i) a stock bonus award of 200,000 shares of the Company's Common Stock, all of which shall vest on the date the closing price of the Company's Common Stock on the New York Stock Exchange (or such other stock market or exchange as the Common Stock shall then be traded on) shall equal $20 per share or more; provided, that, such $20 price per share is attained and maintained for five consecutive trading days on or before July 26, 2006 (such date referred to as the "Vesting Date"); and provided, further, that payment of such stock bonus award shall be deferred for a period of five years after the Vesting Date (the "Deferred Payment Date"); provided, however, that upon the occurrence of an Acceleration Event (as defined below) the Deferred Payment Date shall be accelerated to coincide with the occurrence of the Acceleration Event. For purposes hereof, "Acceleration Event" shall mean (a) Kanders being continuously employed by the Company for a period of two years from and after the Vesting Date; (b) the occurrence of a "change in control" as defined in the Employment Letter; (c) termination of Kanders' employment by the Company without cause pursuant to Section 8(d) of the Employment Letter; or (d) the death or permanent disability (as defined in the Employment Letter) of Kanders, and".

        2. Except as expressly amended by this Amendment No. 2, the Employment Letter, as amended by Amendment No. 1 thereto, shall remain in full force and effect.

        3. This Amendment No. 2 shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be fully performed in such State.

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ARMOR HOLDINGS, INC. AND SUBSIDIARIES

        4. This Amendment No. 2 may be executed in any number of counterparts and via facsimile, but all such counterparts will together constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 2 as of the day and year first written above.

                             ARMOR HOLDINGS, INC.


                             By: /s/ Robert R. Schiller
                                ------------------------------
                                Name:  Robert R. Schiller
                                Title: Chief Operating Officer and Chief
                                       Financial Officer


                             /s/ Warren B. Kanders
                             ---------------------------------
                             Warren B. Kanders